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                                                                 EXHIBIT 23.2




                                                     January 13, 1997


C-Cube Microsystems Inc.
1778 McCarthy Blvd.
Milpitas, CA 95035

    RE:  CONSENT OF WILSON SONSINI GOODRICH & ROSATI, P.C.

Gentlemen:

    We consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                             Very truly yours,


                             WILSON, SONSINI, GOODRICH & ROSATI
                             Professional Corporation

                             /s/ Wilson, Sonsini, Goodrich & Rosati